UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

50 Main Street
White Plains, New York	10606
(Address of principal executive offices)	(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Bunge Limited (“Bunge”) awarded Andrew J. Burke, Chief Financial Officer and Global Operational Excellence Officer, a supplemental cash bonus of $500,000 in recognition of his contributions in connection with the sale of Bunge’s interest in the Solae joint venture and Bunge’s fertilizer business in Brazil. The bonus is payable in two installments: (i) $250,000 payable on March 15, 2013 and (ii) $250,000 payable upon the completion of the sale of the Brazilian fertilizer business, subject to Mr. Burke’s continued employment on such date.

In addition, the Committee awarded Mr. Burke 13,500 time-based restricted stock units (“RSUs”) under Bunge’s 2009 Equity Incentive Plan. Subject to Mr. Burke’s continued employment, the RSUs will vest in two annual installments commencing on March 5, 2014, provided that the vesting of the second installment is also subject to the completion of the sale of the Brazilian fertilizer business.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 8, 2013

BUNGE LIMITED

By:	/s/ Carla Heiss
	Name:	Carla Heiss
	Title:	Assistant General Counsel, Chief Compliance Officer and Assistant Secretary

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